 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): September 30, 2023

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
As first disclosed under “Divestiture of Aircraft Management Business” in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Wheels Up Experience Inc.’s (the “Company”) Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 9, 2023, on September 30, 2023 (the “Closing Date”), Wheels Up Partners Holdings LLC (“WUP”), a direct subsidiary of the Company, entered into an Equity Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement”), with Executive AirShare LLC (the “Purchaser”), pursuant to which on the Closing Date, WUP completed the sale of 100% of the issued and outstanding equity interests of Circadian Aviation LLC, the Company’s former indirect subsidiary (“Circadian”), which held the Company’s non-core aircraft management business. The Company determined that the disposition of the non-core aircraft management business required the Company to present pro forma financial information pursuant to Item 9.01(b) of Form 8-K and Article 11 of Regulation S-X, which was not readily available at the time the Company would have been required to report such disposition on a Current Report on Form 8-K. As a result, the Company is filing this Current Report on Form 8-K to provide the disclosures that would have been required under Items 2.01, 9.01(b) and 9.01(d) of Form 8-K within four business days after the Closing Date.
Item 2.01     Completion of Acquisition or Disposition of Assets.
On the Closing Date, pursuant to the Purchase Agreement, WUP completed the sale of 100% of the issued and outstanding equity interests of Circadian, which held the Company’s non-core aircraft management business, to the Purchaser. The transaction was part of the Company’s efforts to divest non-core assets as it focused on its operational efficiency and other cost reduction initiatives. The fair value of the aggregate consideration transferred, as of September 30, 2023, was $19.1 million and the Company recognized a loss on the sale of $3.0 million. The $19.1 million was comprised of $13.2 million of cash received on the Closing Date, contingent consideration with a fair value of $4.8 million, an escrow receivable of $0.6 million and a non-contingent consideration receivable of $0.5 million. The fair value of the contingent consideration was deemed to be the approximate contract value as of the Closing Date. Concurrently with the closing of the transaction, certain subsidiaries of the Company and the Purchaser entered into short-term transition services, aircraft operating and fleet management agreements to facilitate the transition of the remaining assets and services that comprise the aircraft management business to the Purchaser. Circadian and its subsidiary were also released from all guarantor obligations with respect to the Company’s debt obligations on the Closing Date pursuant to certain debt release letters.
Item 9.01     Financial Statements and Exhibits.
 (b)    Pro forma financial information.
Unaudited Pro Forma Condensed Consolidated Financial Information of the Company, which reflects the disposition described in Item 2.01, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
 (d)    Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: June 7, 2024	By:	/s/ George Mattson
		Name:	George Mattson
		Title:	Chief Executive Officer